UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2008

CENTURY PROPERTIES FUND XIX

(Exact name of Registrant as specified in its charter)

California	0-11935	94-2887133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Century Properties Fund XIX, a California limited partnership (the “Registrant”), owns Plantation Crossing Apartments (“Plantation Crossing”), a 180-unit apartment complex located in Atlanta, Georgia.  As previously disclosed, on April 1, 2008, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Titan Real Estate Investment Group, LLC, an Ohio limited liability company (the “Purchaser”), to sell Plantation Crossing to the Purchaser for a total sales price of $11,850,000.

As previously disclosed, on May 8, 2008, the Purchaser delivered written notice of its election to terminate the Purchase Agreement. Pursuant to its terms, the Purchase Agreement was terminated.

On May 21, 2008, the Registrant and Purchaser entered into a Reinstatement of and Second Amendment to Purchase and Sale Contract whereby the Purchase Agreement was reinstated, the purchase price was reduced to $11,350,000 and the Closing Date was extended to June 2, 2008. In addition, the Purchaser has the option of extending the closing date to no later than June 15, 2008 by making an additional deposit to the Escrow Agent of $108,500.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.45       Reinstatement of and Second Amendment to Purchase and Sale Contract between Century Properties Fund XIX, a California limited partnership, and Titan Real Estate Investment Group, LLC, an Ohio limited liability company, dated May 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX

By:

Fox Partners II

General Partner

By:

Fox Capital Management Corporation

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

May 28, 2008